                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  JULY 27, 1999
                Date of Report (Date of earliest event reported)

                            MEMBERWORKS INCORPORATED
                            ------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                    0-21527                06-1276882
   -----------------------     --------------------      ------------------
   (State of Incorporation)  (Commission File Number)    (I.R.S. Employer
                                                        Identification No.)

9 West Broad Street
Stamford, Connecticut                                         06902
---------------------------------------                 -------------------
(Address of principal executive offices)                    (Zip Code)

                                 (203) 324-7635
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)

                            MEMBERWORKS INCORPORATED

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On July 27, 1999, pursuant to an Agreement and Plan of Merger dated as of April 27, 1998, as amended June 30, 1999 ("the CIC Merger Agreement"), MemberWorks Incorporated (the "Registrant"), a Delaware Corporation, exercised its right to increase its ownership percentage ("CIC Merger") in ConsumerInfo.Com, Inc. ("CIC"), a California Corporation, from 19% to 100%, for cash consideration of $15,885,000. The Registrant previously invested a total of $1,600,000 in CIC during the third quarter of fiscal 1998. Accordingly, effective July 27, 1999, the Registrant will begin accounting for the CIC transaction under the consolidation method of accounting, rather than the cost method of accounting as previously applied. The source of funds for the cash consideration was the Registrant's outstanding cash balances. CIC was a privately held Internet marketing company and online provider of value-added membership programs.

The consideration received by holders of CIC Stock in the CIC Merger and the other material terms of the CIC Merger Agreement and related transaction documents were determined by arms-length negotiations between the Registrant and CIC.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of ConsumerInfo.Com, Inc.:
     Report of Independent Accountants
     Balance Sheets as of June 30, 1999 and 1998
     Statements of Operations for the years ended June 30, 1999 and 1998 Statements of Changes in Shareholders' Equity for the years ended June 30, 1999 and 1998
     Statements of Cash Flows for the years ended June 30, 1999 and 1998
     Notes to Financial Statements

(b)  Pro Forma Financial Information:
     Unaudited Pro Forma Consolidated Condensed Balance Sheet as of June 30,
     1999
     Unaudited Pro Forma Consolidated Condensed Statement of Operations for the year ended June 30, 1999
     Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

(c)  Exhibits

The following exhibits are included as part of this report:

2.1* Agreement and Plan of Merger among MemberWorks Incorporated, CIC Merger, Inc., and ConsumerInfo.Com, Inc. dated as of April 27, 1998.

2.2* First Amendment to Agreement and Plan of Merger among MemberWorks Incorporated, CIC Merger, Inc., and ConsumerInfo.Com, Inc. dated as of June 30, 1999.

23.2     Consent of PricewaterhouseCoopers LLP.

99.1*    Press release of Registrant, dated July 27, 1999.

* Previously filed with the Commission with the initial Form 8-K on August 11, 1999

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MEMBERWORKS INCORPORATED
                                    (Registrant)

Date:  October 12, 1999              By:  /s/ Gary A. Johnson
                                          -------------------
                                          Gary A. Johnson, President and
                                          Chief Executive Officer

                             CONSUMERINFO.COM, INC.

                                      INDEX

Report of Independent Accountants                                                                      F-1

Balance Sheets as of June 30, 1999 and 1998                                                            F-2

Statements of Operations for the years ended June 30, 1999 and 1998                                    F-3

Statements of Shareholders' Equity for the years ended June 30, 1999 and 1998                          F-4

Statements of Cash Flows for the years ended June 30, 1999 and 1998                                    F-5

Notes to Financial Statements                                                                          F-6

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of ConsumerInfo.Com, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of ConsumerInfo.Com, Inc. at June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Costa Mesa, California
October 6, 1999

                             CONSUMERINFO.COM, INC.

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                                   June 30,
                                                                                          ---------------------------
                                                                                              1999           1998
                                                                                          -------------  ------------
                         ASSETS
Current assets:
     Cash and cash equivalents                                                            $       243    $       764
     Accounts receivable                                                                           17             47
     Prepaid membership materials                                                                  16             46
     Prepaid expenses and other current assets                                                     96             67
     Deferred membership related charges                                                          292            151
     Deposits                                                                                     163             65
     Related party receivables                                                                    367             74
                                                                                          -------------  ------------
        Total current assets                                                                    1,194          1,214
Fixed assets, net                                                                                 292            120
                                                                                          -------------  ------------
        Total assets                                                                      $     1,486    $     1,334
                                                                                          =============  ============

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND
                  SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                                     $     1,649    $       941
     Accrued liabilities                                                                          326            198
     Deferred membership fees                                                                   2,735            958
     Related party payables                                                                        29              4
                                                                                          -------------  ------------
        Total current liabilities                                                               4,739          2,101
Related party obligations                                                                         880              -
                                                                                          -------------  ------------
        Total liabilities                                                                       5,619          2,101
                                                                                          -------------  ------------

Commitments (Note 4)

Mandatorily redeemable preferred stock (Note 6)                                                 3,550          3,504

Shareholders' equity:

      Common stock, $0.001 par value - 4,000 shares

          authorized; 100 shares issued and outstanding                                             -              -

     Additional paid in capital                                                                    176           176
     Deferred compensation                                                                        (44)          (46)
     Accumulated deficit                                                                       (7,815)       (4,401)
                                                                                          -------------  ------------
        Total shareholders' deficit                                                            (7,683)       (4,271)
                                                                                          -------------  ------------
             Total liabilities, mandatorily redeemable
                preferred stock and shareholders' equity                                  $      1,486    $    1,334
                                                                                          =============  ============

                     The accompanying notes are an integral
                       part of these financial statements.

                             CONSUMERINFO.COM, INC.

                            STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                                 (IN THOUSANDS)

                                                                            1999          1998
                                                                        ------------  ------------
Revenues                                                                $     5,156   $     1,518

Expenses:
     Operating                                                                2,321         1,183
     Marketing                                                                4,694         1,830
     General and administrative                                               1,469         1,185
     Other expense, net                                                          40             6
                                                                        ------------  ------------
Total expenses                                                                8,524         4,204
                                                                        ------------  ------------

Loss before income taxes                                                     (3,368)       (2,686)
Provision for income taxes                                                        -             -
                                                                        ------------  ------------
Net loss                                                                $    (3,368)  $    (2,686)
                                                                        ============  ============

                     The accompanying notes are an integral
                       part of these financial statements.

                             CONSUMERINFO.COM, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                                 (IN THOUSANDS)

                                              Common Stock      Additional        Deferred      Accumulated
                                              ------------      ----------        --------      -----------
                                           Shares    Amount   Paid in Capital   Compensation      Deficit         Total
                                           ------    ------   ---------------   ------------      -------         -----
Balance - June 30, 1997                      100     $     -    $     89          $       -      $  (1,669)     $  (1,580)
  Accretion of Series A preferred stock                                                                (46)           (46)
  Proceeds from warrants                                              33                                               33
  Stock based compensation                                            54                (54)                            -
  Amortization of deferred compensation                                                   8                             8
  Net loss                                                                                          (2,686)        (2,686)
                                          ----------  --------- ---------------   --------------  ------------- ------------
Balance - June 30, 1998                      100           -         176                (46)        (4,401)        (4,271)
  Accretion of Series A preferred stock                                                                (46)           (46)
  Amortization of deferred compensation                                                   2                             2
  Net loss                                                                                          (3,368)        (3,368)
                                          ----------  --------- ---------------   --------------  ------------- ------------
Balance - June 30, 1999                      100     $     -    $    176          $     (44)     $  (7,815)     $  (7,683)
                                          ==========  ========= ===============   ==============  ============= ============


                     The accompanying notes are an integral
                       part of these financial statements.

                             CONSUMERINFO.COM, INC.

                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                                 (IN THOUSANDS)

                                                                            1999           1998
                                                                        ------------   ------------
OPERATING ACTIVITIES
    Net loss                                                            $    (3,368)   $    (2,686)
    Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
        Deferred membership related charges                                  (1,127)          (463)
        Amortization of deferred membership
           related charges                                                      986            331
        Deferred membership fees                                              1,777            796
        Depreciation and amortization                                            58             30
        Stock based compensation                                                  2              8
        Changes in assets and liabilities:
           Accounts receivable                                                   30            (40)
           Prepaid membership materials                                          30              5
           Prepaid expenses                                                     (29)           (58)
           Deposits                                                             (98)           (46)
           Related party receivables                                           (293)             -
           Accounts payable                                                     708            851
           Accrued liabilities                                                  128            128
           Related party payables                                                29              -
                                                                        ------------   ------------
Net cash used in operating activities                                        (1,167)        (1,144)
                                                                        ------------   ------------

INVESTING ACTIVITIES
    Acquisition of fixed assets                                                (230)           (28)
                                                                        ------------   ------------
Net cash used in investing activities                                          (230)           (28)
                                                                        ------------   ------------

FINANCING ACTIVITIES
    Net proceeds from issuance of preferred stock and
        warrants                                                                  -          1,960
    Proceeds from issuance of related party obligations                         880              -
    Proceeds from issuance of debt                                               50              -
    Payments of related party long-term obligations                              (4)           (67)
    Payments of debt                                                            (50)             -
                                                                        ------------   ------------
Net cash provided by financing activities                                       876          1,893
                                                                        ------------   ------------
Net (decrease) increase in cash
and cash equivalents                                                           (521)           721
Cash and cash equivalents at beginning of year                                  764             43
                                                                        ------------   ------------
Cash and cash equivalents at end of year                                $       243    $       764
                                                                        ============   ============

                     The accompanying notes are an integral
                       part of these financial statements.

NOTE 1--NATURE OF BUSINESS

ConsumerInfo.Com, Inc. (the "Company") is an online provider of consumer credit reports and credit monitoring membership service programs. Credit monitoring membership service programs offer consumers, primarily in the United States, unlimited access to their personal credit information as reported by the leading credit bureaus as well as credit related information which may be used to gain and maintain a positive credit rating and prevent fraud.

On July 27, 1999, the Company was purchased by MemberWorks Incorporated ("MemberWorks"), a Delaware Corporation. MemberWorks had held a 19% ownership interest in the Company since May 1998. (See Notes 9 and 10). The financial statements of the Company have been prepared under the assumption that it will continue as a going concern. Since inception, the Company has incurred significant losses, has a significant working capital deficiency and has not generated positive cash flows from operations. The Company has incurred net losses of $3,368,000 and $2,686,000 for the years ended June 30, 1999 and 1998, respectively. Total shareholders deficit is $7,683,000 and $4,271,000 as of June 30, 1999 and 1998, respectively. The Company is dependent on financial support from MemberWorks to support its ongoing viability. MemberWorks has unconditionally committed to provide financial support to sustain the operations of the Company through at least October 2000.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Fair value of financial instruments

All current assets and liabilities are carried at cost, which approximates fair value because of the short term maturity of those instruments.

Concentration of supplier risk

During 1999 and 1998, the Company purchased products from two suppliers that represented 10% or more of total purchases. These suppliers represented 48% and 32% of total purchases, respectively, in 1999 and 54% and 28% of total purchases, respectively, in 1998.

Fixed assets

Fixed assets and purchased software are carried at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated productive lives of the assets. The estimated useful lives of computer equipment and software is five years and furniture and fixtures is seven years. Maintenance and repair expenditures are charged to operations as incurred.

Revenue recognition

Membership fees are billed primarily through credit cards. An allowance for cancellations is established based on the Company's most recent actual cancellation experience and is updated regularly. Deferred membership fees are recorded, net of estimated cancellations, when the trial period has elapsed and are amortized as revenues on a straight-line basis over the remainder of the membership period, generally twelve months. Membership cancellations are charged to the allowance for cancellations on a current basis. During the first six months of an initial annual membership term or renewal term, a member may cancel his or her membership in the program for a pro-rata refund based on the remaining portion of the membership period. Accrued liabilities set forth in the accompanying balance sheets as of June 30, 1999 and 1998 include an allowance for membership cancellations of $231,000 and $117,000, respectively.

Deferred membership related charges

Deferred charges consist of commissions and transaction processing fees which relate to the deferred revenue streams. The deferred charges are amortized ratably to income over the membership period.

Advertising

The Company expenses advertising costs the first time the advertisement is published or broadcasted. Marketing expenses include advertising costs of $4,517,000 and $1,762,000 in 1999 and 1998, respectively.

Cash and cash equivalents

The Company considers highly liquid investment instruments with terms of three months or less at the time of acquisition to be cash equivalents.

Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109 "Accounting for Income Taxes" ("SFAS 109"). Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Impairment of long-lived assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". The Company reviews its long-lived assets for events or changes in circumstances which indicate that their carrying value may not be recoverable. As of June 30, 1999 and 1998, no impairment has been indicated.

Stock-based compensation

The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and its related interpretations.

Comprehensive income

The Company has adopted the provisions of SFAS 130, "Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and displaying comprehensive income and its components for general-purpose financial statements. Comprehensive income is defined as net income plus all revenues, expenses, gains and losses from non-owner sources that are excluded from net income in accordance with generally accepted accounting principles. For all periods presented, there were no material differences between comprehensive and net income.

New accounting pronouncements

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which is effective for financial statements for fiscal years beginning after December 15, 1998. SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. The adoption of SOP 98-1 is not expected to materially impact the presentation and disclosure in the Company's financial statements.

NOTE 3--FIXED ASSETS

Fixed assets are comprised of the following at June 30, (in thousands):

                                                                            1999            1998
                                                                            ----            ----
          Computer software and equipment                            $         337    $        145
          Furniture and fixtures                                                69              31
                                                                         ------------    -----------
                                                                               406             176
          Accumulated depreciation                                            (114)            (56)
                                                                         ------------    -----------
                                                                     $         292    $        120
                                                                         ============    ===========

Depreciation expense was $58,000 and $30,000 for the years ended June 30, 1999 and 1998, respectively.

NOTE 4--COMMITMENTS

Commitments

The Company operates in leased facilities. Management expects that leases currently in effect will be renewed or replaced by other leases of a similar nature and term. Rent expense under operating leases was $125,000 and $77,000 for the fiscal years ended June 30, 1999 and 1998, respectively.

The future minimum lease payments under operating leases as of June 30, 1999 are as follows (in thousands):

FISCAL YEAR
-----------
2000                                                                                  $       164
2001                                                                                          159
2002                                                                                          167
2003                                                                                           74
2004                                                                                            -
Thereafter                                                                                      -
                                                                                       -------------
Total minimum lease payments                                                          $       564
                                                                                       =============

NOTE 5--INCOME TAXES

There was no current or deferred provision for income taxes for the years ended June 30, 1999 and 1998. No current provision was required because tax losses were incurred in those years. Deferred tax assets and liabilities result from differences in the basis of assets and liabilities for tax and financial statement purposes. The tax effects of the basis differences and net operating loss carry forwards and the valuation allowance established in accordance with SFAS 109 are summarized below as of June 30, 1999 and 1998 (in thousands):

                                                                              1999             1998
                                                                              ----             ----
Benefit of net operating loss carry forward                            $       1,802    $      1,257
Deferred membership fees                                                       1,121             393
Allowance for membership cancellations                                            95              48
Other deferred tax assets                                                         90              37
Other deferred tax liabilities                                                  (144)            (71)
                                                                          -------------    -------------
Total deferred tax assets                                                      2,964           1,664
Less: Valuation allowance                                                     (2,964)         (1,664)
                                                                          -------------    -------------
Net deferred tax asset                                                 $          -     $         -
                                                                          =============    =============

The valuation allowance for deferred tax assets as of July 1, 1997 was $643,000. At June 30, 1999, the Company had federal net operating loss carry forwards of $4,596,000 expiring at various dates from December 31, 2010 to December 31, 2018. The Company also has state net operating loss carry forwards expiring at various dates through December 31, 2003 available to reduce future state taxable income. The Company's ability to use these losses to offset future taxable income is subject to limitations under the Internal Revenue Code and applicable state tax code due to the change in the Company's ownership (see Note 10).

The income tax benefit differs from the amount computed by applying the statutory federal income tax rate to the net loss as follows:

                                                                                  Years ended June 30,
                                                                                1999                1998
                                                                                ----                ----
Federal statutory benefit                                                      (35%)               (35%)
State income tax benefit, net of federal statutory benefit                      (6%)                (6%)
Valuation allowance                                                             41%                 41%
                                                                            --------------     ---------------
                                                                                  -                   -
                                                                            ==============     ===============

NOTE 6--MANDATORILY REDEEMABLE PREFERRED STOCK

Mandatorily redeemable preferred stock is comprised of the following (in thousands):


                              Series A            Series B            Series C           Series D
                          Preferred Stock     Preferred Stock     Preferred Stock     Preferred Stock         Total
                         -----------------   -----------------   -----------------   ----------------         -----
                         Shares    Amounts   Shares    Amounts   Shares    Amounts   Shares   Amounts   Shares    Amounts
                         ------    -------   ------    -------   ------    -------   ------   -------   ------    -------
Balance - June 30, 1997     228   $  327        132   $  1,094        -  $      -         -  $       -      360  $  1,421
Issuance of Series B
   preferred stock                               13         84                                               13        84
Issuance of Series C
   preferred stock                                                  500       500                           500       500
Issuance of Series D
   preferred stock                                                                      253     1,615       253     1,615
Preferred stock
   issuance costs                                                                                (162)               (162)
Accretion of  Series A
   preferred stock                    46                                                                               46
                        ----------------------------------------------------------------------------------------------------
Balance - June 30, 1998     228      373        145      1,178      500       500       253     1,453     1,126     3,504
Accretion of  Series A
   preferred stock                    46                                                                               46
                        ----------------------------------------------------------------------------------------------------
Balance - June 30, 1999     228   $  419        145   $  1,178      500      $ 500      253    $1,453     1,126  $  3,550
                        ====================================================================================================

The liquidation value of the preferred stock was $3,788,000 and $3,834,000 at June 30, 1999 and 1998, respectively.

The rights, preferences and terms of each series of outstanding mandatorily redeemable preferred stock follow:

Redemption

Series A preferred stock is redeemable at the option of the Board of Directors of the Company on November 30, 2000 at a redemption value (subject to adjustment for dilution) of $1.00 per share plus all accrued and unpaid dividends. Series B, C and D preferred stock are not redeemable at either the option of the holder or the Board of Directors (except for liquidation rights explained below).

All Series A, B, C and D preferred stock are mandatorily redeemable in the event of any liquidation, dissolution or winding up of the Company, which event includes the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) or a sale of all or substantially all of the assets of the corporation.

Dividends

The holders of Series C and D preferred stock are entitled to receive non-cumulative dividends of $0.08 per share per year and $0.51 per share per year, respectively, if and when declared by the Company's Board of Directors. The holders of Series B preferred stock are entitled to receive non-cumulative dividends of $0.72 per share per year, if and when declared by the Company's Board of Directors, subject to the prior and superior rights of Series C and D preferred stock. The holders of Series A preferred stock are entitled to receive cumulative dividends of $0.20 per share per year. The Series A dividends shall accrue on each issued and outstanding share of Series A preferred stock from its date of initial issuance through the fifth anniversary of such issuance and shall accrue from day to day, whether or not earned or declared by the Company's Board of Directors. As of June 30, 1999 and 1998, cumulative dividends accrued and unpaid were $192,000 and $147,000, respectively and have been accreted to the carrying value of mandatorily redeemable preferred stock on the balance sheet.

Liquidation

Upon liquidation, dissolution or winding up of the Company, the holders of preferred stock are to be paid out in the following manner: the holders of Series C and D preferred stock are entitled to receive the applicable liquidation value of $1.00 and $6.38 per share, respectively, plus all declared but unpaid dividends on such shares prior to any distribution to holders of Series A and B preferred stock. The holders of Series B preferred stock are entitled to receive the applicable liquidation value of $9.00 per share plus all declared but unpaid dividends on such shares prior to any distribution to holders of Series A preferred stock. The holders of Series A preferred stock are entitled to receive the applicable liquidation value of $1.00 per share plus any unpaid dividends prior to any distribution to holders of common stock. If any assets are remaining, the holders of common stock are entitled to receive $1.00 per share.

After such liquidation as described in the preceding paragraph, from any assets remaining the holders of Series A and C preferred stock and common stock are entitled to receive $5.20 per share. If after this round any assets are remaining, the holders of Series A, B and C preferred stock and common stock are entitled to receive $6.38 per share. If after this round any assets are remaining, the assets are paid out based upon the number of common shares held by each series assuming full conversion to common.

In the event that the Company's assets to be distributed among the holders of Series A, B, C and D preferred stock were insufficient during any round of liquidation, the assets would be distributed ratably to such holders in that round based upon the number of common shares held by each series assuming full conversion to common.

Voting

The holders of Series A, B, C and D preferred stock are entitled to one vote for each whole share of common stock held, assuming full conversion to common, on all matters submitted to the stockholders.

Conversion

Series A, B, C and D preferred stock are convertible, at the option of the holder, at any time into common stock at a conversion price per share (subject to adjustment for dilution) of $1.00, $5.20, $1.00 and $6.38, respectively. Series A, B, C and D preferred stock is automatically converted into common stock at the then effective conversion price in the event of a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, of not less than $25.00 per share and $10,000,000 in the aggregate. In addition, Series A preferred stock is automatically converted by written consent or agreement of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series A.

Other

As discussed in Note 7, warrants to acquire 49,000 shares of Series B preferred stock at $9.00 per share were issued in conjunction with the issuance of Series B preferred stock.

As discussed in Note 10, in July 1999, MemberWorks, a Delaware Corporation, exercised its right to increase its ownership percentage in the Company from 19% to 100% for a cash consideration of $15,885,000. Accordingly, each share of Series A, B and C preferred stock and Series B warrants issued and outstanding immediately prior to the acquisition were converted into and represent the right to receive an aggregate cash consideration of $15,885,000 (less certain fees) immediately following the acquisition.

NOTE 7--STOCK OPTIONS AND WARRANTS

Stock Compensation Plans

At June 30, 1999, the Company had two stock-based compensation plans which are described below. The Company applies APB 25 and related interpretations in accounting for its plans. Had compensation cost for the Company's stock based compensation plans been determined based on the fair value at the grant dates for awards under these plans consistent with the method of SFAS No. 123 "Accounting for Stock-Based Compensation", the Company's 1999 and 1998 pro forma net loss would have been $3,381,000 and $2,704,000, respectively.

As of June 30, 1998, the Company recorded deferred compensation related to options granted to employees in the total amount of $54,000, representing the difference between the estimated fair value of the stock, as determined by an independent valuation, and the exercise price of the options at the date of grant. No options were granted in 1999. Of this amount, $8,000 and $2,000 had been amortized in 1999 and 1998, respectively. The Company amortizes deferred compensation over the vesting period of the underlying option.

Under these stock option plans, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the year ended June 30, 1998: dividend yield and volatility of 0%; risk free interest rate of 5.1% and expected life of 2.2 years.

The weighted average fair value of options granted at market value during fiscal 1998 was $1.07.

The Company's 1996 Stock Incentive Plan (the "Incentive Plan") provides for the grant of Series B preferred stock incentive stock options to employees and non-statutory stock options to non-employees, consultants and members of the Board of Directors. Under the Incentive Plan, the Board of Directors can determine the date on which options can vest and become exercisable as well as the term of the options granted. The vesting period is from 0-6 years. The number of shares of Series B preferred stock which may be issued under the Incentive Plan may not exceed 49,115 shares. Under the Incentive Plan, options generally become exercisable immediately and expire at the earlier of termination of employment or ten years from the date of grant.

Options outstanding as of June 30, 1999 and 1998 under the Incentive Plan were 49,000, with an exercise price of $9.00. During fiscal 1998, 17,000 options were granted with an exercise price of $9.00. As of June 30, 1999 and 1998, 49,000 options were exercisable with an average remaining life of 7.0 years.

During February 1998, the Company's Board of Directors approved the 1998 Stock Plan (the "1998 Plan") which provides for the grant of Common Stock incentive stock options to employees and non-statutory stock options to consultants and members of the Board of Directors. Under the 1998 Plan, the Board of Directors can determine the date on which options can vest and become exercisable as well as the term of the options granted. The vesting period is from 0-6 years. The number of shares of Common Stock which may be issued under the 1998 Plan may not exceed 52,460. Under the 1998 Plan, options generally become exercisable immediately and expire at the earlier of termination of employment or ten years from the date of grant.

Options outstanding as of June 30, 1999 and 1998 under the 1998 Plan were 52,000, with an exercise price of $0.10. During fiscal 1998, 52,000 options were granted with an exercise price of $0.10. As of June 30, 1999 and 1998, 52,000 options were exercisable with an average remaining life of 8.7 years.

Warrants

As of June 30, 1999, the Company had outstanding warrants to purchase an aggregate of 49,000 shares of Series B preferred stock at $9.00 per share. These warrants expire May 30, 2000.

In connection with the purchase of the Company by MemberWorks in July 1999, all options and warrants outstanding immediately prior to the acquisition were exercised. (See Note 10)

NOTE 8--STATEMENT OF CASH FLOWS

Supplemental disclosure of cash flow information (in thousands):

                                                                           YEAR ENDED JUNE 30,
                                                                             1999          1998
                                                                             ----          ----
Cash paid during the period for interest                                $        3    $        5
Cash paid during the period for income taxes                                     1             2

Supplemental schedule of noncash investing and financing activities:
    Dividends accreted on Series A preferred stock                      $       46    $       46
    Conversion of trade accounts payable to notes payable                        -            71
    Issuance of note receivable for preferred stock                              -            74
    Conversion of trade accounts payable to preferred stock                      -            36

NOTE 9 - RELATED PARTIES

In May 1998, MemberWorks invested in the Company by purchasing 253,000 shares of Series D preferred stock for $1,600,000, representing a 19% interest in the Company.

Also in May 1998, MemberWorks executed an agreement with the Company, subject to approval by the Company's shareholders, whereby MemberWorks received the right to purchase (the "Purchase Option") all of the outstanding common and preferred shares, and securities convertible into common and preferred shares, directly from the holders of such securities. MemberWorks was required to provide notice of exercise to the Company before June 1, 1999, but no earlier than May 1, 1999 if they wished to exercise the purchase option, otherwise it expired. In July 1999, the Company's shareholders approved the merger and MemberWorks exercised the purchase option for $15,885,000 in cash (see Note 10).

During the fiscal year ended June 30, 1999, the Company had transactions in the normal course of business with MemberWorks. The Company purchases products from MemberWorks and sells them through the Company's web sites. In addition, the Company sells products to MemberWorks. MemberWorks owned 19% of the Company at June 30, 1999. Sales and expenses related to MemberWorks included in the statement of operations for the year ended June 30, 1999 are $476,000 and $77,000, respectively. Accounts receivable from and accounts payable to MemberWorks as of June 30, 1999 are $554,000 and $261,000, respectively. In addition, the Company has a line of credit with MemberWorks as of June 30, 1999 for $880,000. The line of credit bears interest at a rate of 6% per annum and is not due until at least June 30, 2000. The interest payable related to this note is included in accrued liabilities and is $29,000 as of June 30, 1999. There was no such activity during 1998.

During the fiscal years ended June 30, 1999 and 1998, the Company had transactions in the normal course of business with First American CREDCO. The Company purchases credit products from First American CREDCO and sells them through the Company's web sites. First American CREDCO was an investor of the Company at June 30, 1999 and 1998. Expenses related to First American CREDCO included in the statements of operations for the years ended June 30, 1999 and 1998 are $395,000 and $311,000, respectively. During fiscal 1998, the Company converted $71,000 of trade accounts payable to First American CREDCO to a current note payable. As of June 30, 1999 and 1998 the current note payable was $0 and $4,000, respectively. The note payable had an interest rate of 12% per annum and was due July 1999. In addition, during the fiscal year ended June 30, 1998, the Company issued preferred stock to First American CREDCO in lieu of payment of trade receivables in the amount of $36,000.

Other expense in 1999 and 1998, as shown in the statement of operations, includes related party interest expense of $31,000 and $5,000, respectively.

During the fiscal year ended June 30, 1998, the Company issued preferred stock for a note receivable to certain employees in the amount of $74,000. The note receivable was outstanding as of June 30, 1999 and 1998. The note receivable was settled in July 1999, and therefore is included in other assets.

NOTE 10- SUBSEQUENT EVENT

On July 27, 1999, the Company was purchased by MemberWorks, a Delaware Corporation, for a cash payment of $15,885,000. MemberWorks is a leading provider of innovative membership service programs. On the date of acquisition, MemberWorks exercised its right to increase its ownership percentage in the Company from 19% to 100% for cash consideration of $15,885,000. Accordingly, each share of Series A, B and C preferred stock, Series B warrants and all stock options issued and outstanding immediately prior to the acquisition were converted into and represent the right to receive an aggregate cash consideration of $15,885,000 (less certain fees) immediately following the acquisition.

                            MEMBERWORKS INCORPORATED

The accompanying unaudited pro forma consolidated condensed financial statements and related notes are presented in accordance with Securities and Exchange Commission (the "Commission") rules and regulations to illustrate the pro forma effect of the acquisition by MemberWorks Incorporated (the "Company" or the "Registrant") of all of the outstanding preferred and common stock of ConsumerInfo.Com, Inc. ("CIC") under the purchase method of accounting. CIC was a privately held Internet direct marketing company and online provider of value-added membership programs.

The unaudited pro forma consolidated condensed balance sheet is based on the assumption that the acquisition was completed on June 30, 1999. The unaudited pro forma consolidated condensed statement of operations is based on the assumption that the acquisition was completed on July 1, 1998.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma consolidated condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have occurred had the transaction been effective on July 1, 1998 or June 30, 1999 and should not be viewed as indicative of operations in future periods. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the notes thereto; the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and the audited financial statements and related notes of CIC for the years ended June 30, 1999 and 1998 included in Item 7(a) of this Form 8-K.

                            MEMBERWORKS INCORPORATED

                 CONSOLIDATED CONDENDSED PRO FORMA BALANCE SHEET
                                  JUNE 30, 1999
                                 (IN THOUSANDS)

                                                     MemberWorks
                                                       June 30,             CIC                    Pro                    Pro
                                                         1999          June 30, 1999              Forma                   Forma
                                                      Historical         Historical            Adjustments              Combined
                                                      ----------         ----------            -----------              --------
                  ASSETS
                  ------
Current assets:
     Cash and cash equivalents                     $     50,939        $        243          $     (15,738) a,b    $     35,444
     Accounts receivable                                 11,717                 384                   (367) b,c          11,734
     Prepaid membership materials                         4,177                  16                      -                4,193
     Prepaid expenses and other current assets            2,313                 259                    (10) b             2,562
     Membership solicitation and
       and other deferred costs                          78,010                 292                      -               78,302
                                                     ---------------       -----------           -----------           ------------
         Total current assets                           147,156               1,194                (16,115)             132,235
Fixed assets, net                                        18,858                 292                      -               19,150
Intangible and other assets                              46,363                   -                 19,511   a,c         65,874
                                                     ---------------       -----------           -----------           ------------
         Total assets                              $    212,377        $      1,486          $       3,396         $    217,259
                                                     ===============       ===========           ===========           ============

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED
          STOCK AND SHAREHOLDERS' EQUITY

Current liabilities:
     Current maturities of long-term obligations   $         72        $          -          $           -         $         72
     Accounts payable                                    29,729               1,649                      -               31,378
     Accrued liabilities                                 40,702                 355                    143  a,b,c        41,200
     Deferred membership fees                           109,031               2,735                      -              111,766
                                                     ---------------       -----------           -----------           ------------
         Total current liabilities                      179,534               4,739                    143              184,416
Long-term obligations                                         6                 880                   (880) c                 6
                                                     ---------------       -----------           -----------           ------------
         Total liabilities                              179,540               5,619                   (737)             184,422
                                                     ---------------       -----------           -----------           ------------

Mandatorily redeemable preferred stock                        -               3,550                 (3,550) a                 -

Shareholders' equity:
     Common stock                                           159                   -                      -                  159
     Capital in excess of par value                      76,999                 176                   (176) a            76,999
     Deferred compensation                                 (511)                (44)                    44  a              (511)
     Accumulated deficit                                (35,492)             (7,815)                 7,815  a,b         (35,492)
     Accumulated other comprehensive loss                   (14)                  -                      -                  (14)
     Treasury stock                                      (8,304)                  -                      -               (8,304)
                                                     ---------------       -----------           -----------           ------------
         Total shareholders' equity                      32,837              (7,683)                 7,683               32,837
                                                     ---------------       -----------           -----------           ------------
         Total liabilities, mandatorily
            redeemable preferred  stock and
                  shareholders' equity             $    212,377        $      1,486          $       3,396         $    217,259
                                                     ===============       ===========           ===========           ============

 See notes to pro forma consolidated condensed financial statements (unaudited)

                            MEMBERWORKS INCORPORATED

            CONSOLIDATED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1999
                                 (IN THOUSANDS)

                                                              MemberWorks            CIC                Pro               Pro
                                                             June 30, 1999      June 30, 1999          Forma             Forma
                                                               Historical         Historical        Adjustments         Combined
                                                               ----------         ----------        -----------         --------
Revenues                                                    $     218,086      $     5,156      $      (553)    e     $    222,689

Expenses:
     Operating                                                     43,002            2,321             (553)    e           44,770
     Marketing                                                    126,814            4,694                -                131,508
     General and administrative                                    42,476            1,469            2,408     d,f         46,353
     Other (income) expense, net                                   (2,154)              40              764     g           (1,350)
                                                               --------------    ------------     --------------        -----------
         Total expenses                                           210,138            8,524            2,619                221,281

Income (loss) before income taxes                                   7,948           (3,368)          (3,172)                 1,408
Provision for income taxes                                              -                -                -                      -
                                                               --------------    ------------     --------------        -----------
Net income (loss) from continuing operations                $       7,948      $    (3,368)     $    (3,172)          $      1,408
                                                               ==============    ============     ==============        ===========

Basic earning from continuing operations per share          $        0.52                                             $        0.09
                                                               ==============                                           ===========
Diluted earnings from continuing operations per share       $        0.46                                             $        0.08
                                                               ==============                                           ===========

Weighted average common shares used in earnings per
share calculations:
   Basic                                                           15,361                                                   15,361
                                                               ==============                                           ===========
   Diluted                                                         17,124                                                   17,124
                                                               ==============                                           ===========

See notes to pro forma consolidated condensed financial statements (unaudited)

                            MEMBERWORKS INCORPORATED

         NOTES TO CONSOLIDATED CONDENSED PRO FORMA FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

The unaudited pro forma consolidated condensed balance sheet is based on the Company's audited balance sheet as of June 30, 1999, CIC's audited balance sheet as of June 30, 1999 and upon the adjustments described below. The unaudited pro forma consolidated condensed statement of operations for the year ended June 30, 1999 is based on the Company's audited statement of operations for the year ended June 30, 1999, CIC's audited statement of operations for the year ended June 30, 1999 and upon the adjustments described below.

NOTE 2. - PRO FORMA ADJUSTMENTS

The following adjustments have been made to the unaudited pro forma consolidated condensed balance sheet at June 30, 1999 (in thousands):

                                                                                             TOTAL PRO
                                           PRO FORMA        PRO FORMA     PRO FORMA           FORMA
                                           ADJUSTMENT      ADJUSTMENT     ADJUSTMENT        ADJUSTMENTS
                                               (a)             (b)            (c)
Cash and cash equivalents                $     (15,766)    $         28    $           -    $      (15,738)
Accounts receivable                                   -            (74)            (293)              (367)
Prepaid expenses and other current
   assets                                             -            (10)                -               (10)
Intangible and other assets                      20,420               -            (909)             19,511
Accrued liabilities                                 425              40            (322)                143
Long-term obligations                                 -               -            (880)              (880)
Mandatorily redeemable preferred stock          (3,550)               -                -            (3,550)
Capital in excess of par value                    (176)               -                -              (176)
Deferred compensation                                44               -                -                 44
Accumulated deficit                               7,911            (96)                -              7,815

(a) Represents the purchase of all outstanding stock and options of CIC by MemberWorks, the elimination of CIC's equity and the establishment of goodwill and other intangible assets.

(b) Represents the repayment of CIC shareholder notes and other miscellaneous merger related transactions.

(c)  Represents the elimination of intercompany transactions.

The following adjustments have been made to the unaudited pro forma consolidated condensed statement of operations for the year ended June 30, 1999:

(d) Represents the payment of bonus contingent upon merger ($107), and the write-off of deferred compensation ($44).

(e)  Represents the elimination of intercompany transactions.

(f) Represents the amortization of identifiable intangible assets and goodwill as a result of the purchase of CIC. Identifiable intangible assets represent the value of the acquired member relationships and are being amortized on an accelerated basis based upon estimated cash flows over 7 years. Goodwill is being amortized on a straight line basis over its estimated useful life of ten years.

(g) Represents foregone interest income on cash used to complete the acquisition.